April 24, 2025 First Quarter 2025 Investor Presentation

Forward Looking Statement Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. 2

0.83% NPA Ratio down 105 basis points to LQ on dispositions of $27.1 million CRE Multifamily NPL & $8.3 million OREO asset 2.81% reported Net Interest Margin, +21 bps LQ expansion Brokered deposits declined $81 million to LQ; core deposits up $43 million to LQ, including $28 million growth in non-interest bearing deposits Added two deposit teams in NYC metro in April Bought back 29,924 shares at a weighted average price of $30.46 per share First Quarter 2025 Results 3

First Quarter 2025 Financial Summary EPS PPNR Loans Deposits Capital • Fully diluted EPS of $0.87, up 81% versus PYQ and driven by improving net interest margin and lower provision expense • PPNR of $9.4 million, or $1.22 per share, increased 11% LQ • Net interest income of $22.1 million benefitted from -12bps LQ deposit cost reduction • Non-interest income rose 56% LQ, driven by $442 thousand of SBA gain-on-sale in 1Q • Loan balances decreased $61 million LQ, negatively impacted by elevated payoffs • Provision of $0.5 million, with 0 bps of charge-offs • NPAs decreased to 83 bps of total assets • Total deposits decreased $37 million on $81 million reduction in brokered deposits, LQ • Core deposits grew $43 million LQ, including $28 million in non-interest bearing deposits • Loan to deposit ratio remains stable at 96.0% • Tangible book value of $34.56, up $0.47 versus LQ and up $0.99 versus PYQ • Consolidated CET1 ratio of 10.04%1; Bank Total Capital ratio of 13.22%1 1 Estimates, pending FRY9C & FDIC call report filings. 4

First Quarter 2025 GAAP Results

Bankwell Financial Group, Inc.

($ in millions, except per share data)

	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Net Interest Income	$ 22.1	$ 20.2	$ 20.7	$ 21.2	$ 21.1	$ 22.2	$ 22.7	$ 24.0	$ 25.5
Provision for Credit Losses	0.5	4.5	6.3	8.2	3.7	(1.0)	(1.6)	2.6	0.8
Total Noninterest Income	1.5	1.0	1.2	0.7	0.9	1.1	0.8	1.4	1.5
Total Revenue	**23.6**	**21.2**	**21.9**	**21.9**	**22.1**	**23.4**	**23.5**	**25.4**	**27.1**
Total Noninterest Expenses	**14.1**	**12.6**	**12.9**	**12.2**	**13.3**	**12.9**	**12.2**	**12.6**	**12.7**
Income before Taxes	9.0	4.1	2.7	1.5	5.1	11.5	12.9	10.2	13.6
Net Income	**6.9**	**3.0**	**1.9**	**1.1**	**3.8**	**8.5**	**9.8**	**8.0**	**10.4**
Diluted Earnings Per Share	**0.87**	**0.37**	**0.24**	**0.14**	**0.48**	**1.09**	**1.25**	**1.02**	**1.33**
Total Assets	**3,183.9**	**3,268.6**	**3,161.1**	**3,141.7**	**3,155.3**	**3,215.5**	**3,249.8**	**3,252.7**	**3,252.3**
Gross Loans Receivable (ex. HFS)	2,641.0	2,702.0	2,619.3	2,652.8	2,674.7	2,713.2	2,764.5	2,767.3	2,752.5
Allowance for Credit Losses on Loans & Leases	(29.5)	(29.0)	(27.8)	(36.1)	(28.0)	(27.9)	(29.3)	(30.7)	(28.0)
All Other Assets	513.4	537.6	514.0	452.8	452.6	474.3	456.0	454.7	471.8
Total Liabilities	**2,908.7**	**2,998.0**	**2,893.2**	**2,874.7**	**2,887.2**	**2,949.7**	**2,991.9**	**3,003.9**	**3,010.0**
Total Deposits	2,750.4	2,787.6	2,688.2	2,662.4	2,673.5	2,736.8	2,768.6	2,788.9	2,798.3
Borrowings	109.5	159.5	159.4	159.3	159.3	159.2	159.1	159.1	159.0
Other Liabilities	48.7	50.9	45.6	53.0	54.5	53.8	64.1	55.9	52.7
Total Shareholders' Equity	**275.2**	**270.5**	**267.9**	**267.0**	**268.0**	**265.8**	**257.9**	**248.8**	**242.3**
Net Interest Margin	**2.81%**	**2.60%**	**2.72%**	**2.75%**	**2.71%**	**2.81%**	**2.85%**	**3.07%**	**3.24%**
PPNR ROAA	**1.18%**	**1.05%**	**1.13%**	**1.22%**	**1.10%**	**1.27%**	**1.37%**	**1.58%**	**1.80%**
Effective Tax Rate	23%	27%	29%	24%	26%	26%	24%	22%	23%
Noninterest Expense to Average Assets	1.76%	1.56%	1.62%	1.55%	1.66%	1.56%	1.48%	1.56%	1.59%

Bankwell

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Maintaining our Strong Balance Sheet 6 $1,169 $684 $305 $99 Liquidity Uninsured Deposits Unencumbered Securities Unencumbered Cash Borrowing Capacity1 1 Bank lines, including FHLB & FRB 2 TCE/TA consolidated ratio; all others Bank ratios. Regulatory ratios are estimates, pending FDIC call report filing. • $2,067 million total insured deposits includes: ‒ $1,948 million FDIC-insured deposits ‒ $119 million deposits secured by FHLB LOCs (municipal deposits) • 12.7% liquidity on balance sheet (Cash & Securities) • Stable insured deposit base • Additional 1Q25 ratios: ‒ 362% CRE Concentration Ratio ‒ 52% Construction Concentration Ratio • 29,924 shares repurchased in 1Q25 at an average price of $30.46 • Approximately 220,000 shares remaining available for repurchase under current plan Abundant Excess Liquidity Building Excess Capital 12.11% 10.13% 13.22% 8.57% CET1 Leverage Total Risk Based TCE / TA Minimum + buffer Well Above Capital Minimums 2 Dollars in millions 2.3X Liquidity Coverage $1,573

7 $1,774 $1,785 $2,083 $2,126 $1,027 $952 $705 $624 4Q22 4Q23 4Q24 1Q25 Non-Brokered Brokered Reduced Reliance on Brokered Deposits Reduced Reliance on Brokered Deposits Dollars in millions Brokered Deposits Peaked in 4Q22 • Brokered deposit balances decreased $81 million LQ; $403 million reduction from peak • Non-Brokered deposits continue to increase $2,801 $2,737 $2,788 $2,750 Amounts may not add due to rounding.

Well Positioned Balance Sheet For Lower Rates 8 • Liability sensitive, with $1.2 billion of time deposits maturing in next twelve months: ‒ $719 million Retail time repricing an average ~22 basis points lower based on current rates; annualized savings of $1.6 million of interest expense ‒ $495 million Brokered time repricing an average ~53 basis points lower based on current rates; annualized savings of $2.6 million of interest expense • A total $4.2 million annualized savings is ~$0.42 benefit to EPS and ~13 basis points on Net Interest Margin, assuming no further movement in Fed Funds and stable asset yields • 1Q25 results: $340 million of CDs repriced ~95 basis points lower Maturity Quarter Balance Maturity Rate Current Rate V 2Q25 $235 4.79% 4.25% -0.54% 3Q25 $161 4.51% 4.25% -0.26% 4Q25 $151 4.23% 4.25% 0.02% 1Q26 $172 4.19% 4.25% 0.06% Total Retail $719 4.47% 4.25% -0.22% Dollars in millions Maturity Quarter Balance Maturity Rate Current Rate V 2Q25 $155 4.67% 4.00% -0.67% 3Q25 $170 4.71% 4.00% -0.71% 4Q25 $100 4.18% 4.00% -0.18% 1Q26 $70 4.27% 4.00% -0.27% Total Brokered $495 4.53% 4.00% -0.53% Retail Time Deposits Brokered Time Deposits

$1,224 $1,228 $1,175 $1,121 $697 $720 $724 $690 $522 $501 $516 $530 $155 $183 $174 $188 $77 $87 $118 $116 $2,675 $2,719 $2,706 $2,645 425% 397% 375% 362% 300% 320% 340% 360% 380% 400% 420% 440% 460% 480% 500% - 500 1,000 1,500 2,000 2,500 4Q22 4Q23 4Q24 1Q25 CRE Investor CRE Owner Occupied C&I Construction Residential / Other CRE Concentration • No single relationship greater than 4% • Expansion into Residential Care diversifying loan portfolio 9 Managing CRE Concentration Lower Dollars in millions

Credit Trends $28.0 $36.1 $27.8 $29.0 $29.5 1.04% 1.36% 1.06% 1.07% 1.11% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% $0 $5 $10 $15 $20 $25 $30 $35 1Q24 2Q24 3Q24 4Q24 1Q25 Allowance for Credit Losses (ACL) Allowance for credit losses ACL / Loans Dollars in millions $3.7 $0.3 $14.8 $3.0 $0.1 1Q24 2Q24 3Q24 4Q24 1Q25 Net Charge Offs (Recoveries) 1Q24 2Q24 3Q24 4Q24 1Q25 Risk Rating Balance % Balance % Balance % Balance % Balance % 1-5 “Pass” $2,527 94.3% $2,497 94.0% $2,458 93.7% $2,557 94.5% $2,453 92.8% 6 “Special Mention” $72 2.7% $71 2.7% $97 3.7% $93 3.4% $1631 6.2% 7 “Substandard” $68 2.5% $80 3.0% $67 2.5% $54 2.0% $27 1.0% 8 “Doubtful” $13 0.5% $8 0.3% $1 0.1% $1 0.1% $1 0.1% Total Gross Loans $2,680 $2,657 $2,623 $2,706 $2,645 Non-performing Loans $46.5 $56.2 $65.5 $53.3 $26.4 % of Total Loans 1.74% 2.12% 2.50% 1.97% 1.00% Non-performing Assets $46.5 $56.2 $65.5 $61.6 $26.4 % of Total Assets 1.48% 1.79% 2.07% 1.88% 0.83% 10 1 99% of Risk Rated 6 loans are current on payments, 96% are guaranteed by ultra-high net worth sponsors.

1Q25 Non-Performing Asset Update Segment Balance % Total Assets Additional Update Loan 1 CRE – Retail $8.9 0.28% • Suburban retail loan in Westchester County, NY modified during COVID • $4.5 million charged off, life-to-date Loan 2 CRE – Office $5.5 0.17% • Class A suburban NJ office park • Bankwell 17% participant in $84 million multi-bank club deal • 80% occupied; 40% recourse • Litigation ongoing; receiver in place • $8.2 million charge off, life-to-date SBA Guaranteed Balances $5.4 0.17% All Other $6.6 0.21% Total Non-performing assets $26.4 0.83% All non-performing loans individually evaluated for impairment Balances charged off or specifically reserved, as appropriate Activity During the Quarter • Sale of $8.3 million OREO asset, with no P&L impact • Sale of $27.1 million CRE-multifamily at par; collected $0.9 million accrued interest • Remaining Non-Performing Assets comprised of: Dollars in millions 11

CT - Fairfield County $48.6 CT - All Other $8.8 NY - Westchester County $10.2 NY - Brooklyn $3.0 NJ $29.4 TX $28.3 MS $17.6 GA $12.3 FL $2.2 CRE Office Portfolio 1Includes Owner Occupied CRE Geography Composition $160 million Office exposure 6% of total loan portfolio • 46 loans with $3.5 million average balance • One $5.5 million non-performing loan ‒ Class A suburban NJ office park ‒ $8.2 million charged off in 2024 • 62% located in Bankwell’s primary market ‒ Out of primary market loans are generally either GSA-leased, credit tenants, or owner-occupied • $112 million have personal recourse to high-net-worth guarantors • $49 million have no recourse ‒ $22 million owner occupied ‒ $16 million (2 loans) state GSAs ‒ $4 million credit-tenant • $91 million (~57%) of loan balances maturing in 2025 Maturities Year Balance Count 2025 $91 17 2026 $14 3 2027 $28 7 2028+ $29 19 Total $160 46 Dollars in millions 1 Quarter Balance Count 2Q25 $40 8 3Q25 $50 6 4Q25 $1 3 2025 By Quarter 12

Dedicated to making a difference. Financial Outlook 13 Modest loan growth Continued NIM expansion Stable credit Continued capital growth Unchanged focus on efficiency

Questions? 14

Appendix 15

$2,386 $2,323 $2,365 $2,420 $2,459 $337 $368 $303 $322 $334 $2,723 $2,692 $2,668 $2,742 $2,793 4.28% 4.27% 4.30% 4.21% 4.08% 3.75% 3.69% 3.81% 3.72% 3.60% 2.71% 2.75% 2.72% 2.60% 2.81% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% -$200 $300 $800 $1,300 $1,800 $2,300 $2,800 1Q24 2Q24 3Q24 4Q24 1Q25 Average Interest Bearing Average Non-Interest Bearing IB Deposit Cost Total Deposit Cost NIM Average Deposits & NIM | Recent Trends Dollars in millions 16

Loan Portfolio Composition Total Loan Portfolio = $2,645 million • Favorable long-term trends in Investor CRE: Residential 1.5% C&I 20.0% CRE Owner Occupied 26.1% CRE Investor 42.4% Commercial Const. 7.1% Other 2.9% 55.2% 45.8% 45.2% 43.4% 42.4% 34.9% 45.5% 44.9% 45.8% 46.1% 4Q21 4Q22 4Q23 4Q24 1Q25 CRE Investor CRE O/O + C&I 17

$1,895 $2,675 $2,719 $2,706 $2,645 4.30% 5.56% 5.99% 6.09% 6.25% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% - 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4Q21 4Q22 4Q23 4Q24 1Q25 Loan Balance Portfolio Loan Yield Favorable Loan Yield Growth Loan portfolio yields increased 195 bps since 2021 1 March 2025 Yield2 by Vintage 1 Weighted average yield based on active loans as of each date, an “exit" rate 2 Weighted average yield based on active loans as of 3-31-2025, an “exit" rate 62% of balances are 2022-2025 vintages Year Maturity Rate Reset Total Wtd Yield % Total Loans 2025 $667 $46 $712 5.95% 27% 2026 $239 $47 $285 4.98% 11% 2027 $385 $36 $421 5.27% 16% 2028+ $493 $53 $546 5.55% 21% Total $1,783 $182 $1,965 5.55% Loan Maturities & Contractual Repricing Excluding floating rate loans Dollars in millions 5.41% Pre 2022 6.25% 2022 7.47% 2023 7.56% 2024 8.17% 2025 18

CRE Loan Portfolio Total CRE Portfolio = $1,811 million Residential Care 35% Retail 18% MultiFamily 14% Office 9% Industrial Warehouse 8% Mixed Use 5% Medical Office 5% Other 4% Special Use 2% By Property Type • 62% Non-Owner Occupied • 64% weighted average LTV2 • 69% of loan balances have recourse Property Type Investor Owner Occupied Total Residential Care $31 $362 $392 Retail $116 $4 $120 Office $89 $15 $103 Multifamily $64 -- $64 All Other $150 $15 $164 Total $449 $395 $844 Loans Maturing or Repricing in 2025 - 20263 Excluding floating rate loans Dollars in millions 1 1 Includes Owner Occupied CRE, does not include Construction 2 LTVs based on original LTV values, at origination 3 Loans subject to repricing generally have a floor of not less than the original rate 19

C&I Loan Portfolio By Industry Type Total Portfolio = $529 million • 98% of C&I portfolio has recourse • 98% of Healthcare loans have recourse − Primarily consists of working capital lines secured by government accounts receivable • Insurance lending primarily to brokers of home and auto insurance 1 Does not Include Owner Occupied CRE 1 Health Care & Social Assistance 40% Insurance (Primarily Brokers) 18% Finance 16% Real Estate and Rental/Leasing 8% Admin & Support, Waste Mgmt, Remediation Svcs 4% Retail Trade 3% Arts, Entertainment & Recreation 2% Manufacturing 2% Other 7% 20

Skilled Nursing Facilities 75% Assisted Living 14% Recovery 4% Other 7% Combined Healthcare Dollars in millions $832 million combined Healthcare portfolio • Consists primarily of skilled nursing facilities located across the US • Healthcare lending team has more than 15 years of industry experience • High touch service model attracts desirable ultra-high net worth Healthcare borrowers • 100% of Skilled Nursing Lending has recourse • Focused on originating Healthcare loans in the most desirable states with: – Higher average occupancy – Low denial of payment rates for Medicaid – Strong senior demographic trends – Certificate of need programs 1 Healthcare Portfolio Composition CRE Skilled Nursing Facility By State 1 Includes Physicians 21 FL 50% NY 13% OH 12% IN 3% IA 3% AL 2% NV 2% TN 2% All Other 12%

Bankwell Financial Group (Nasdaq: BWFG) $3.2B Total Assets $2.6B Loans $0.28B Equity $2.8B Deposits 1.76% Non-interest Exp / Assets ~145 Employees 8.57% TCE Ratio 10.04% CET1 Ratio C&I & CREOO 46% CRE Inv 42% All Other 12% Loans Core 70% 1 Estimate, pending FRY9C filing. 22 Time > $250k 7% Brokered 23% Deposits 1

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